UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Angel Studios, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

This Schedule 14A filing consists of communications from Angel Studios, Inc. (the “Company”) to the Company’s investors relating to Company’s 2025 Special Meeting of Stockholders to be held on Friday, September 5, 2025.

The following press release was published on August 18, 2025:

Angel Studios Inc. Marks Milestone Toward Becoming Publicly Traded, Sets Meeting Date for Shareholder Approval

Angel Studios Inc. Special Meeting to Approve the Business Combination

Scheduled for Friday, September 5 at 10:00 am ET

Provo, UT, August 18, 2025 -- Angel Studios Inc. (“Angel” or the “Company”), the film & TV platform curated by approximately 1.5 million members of the Angel Guild, announced on Friday, August 15 the date for its Special meeting of shareholders to approve a business merger transaction that will result in Angel becoming publicly traded. The Securities and Exchange Commission (the “SEC”) has declared effective the registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the proposed business combination (the “Business Combination”) with Southport Acquisition Corporation (OTC: PORT) (“Southport”), a special purpose acquisition company. The effectiveness of the Registration Statement clears the way for Angel’s Special Shareholder meeting, where stockholders will vote on the proposed merger.

“It’s time to vote and it’s important that our investors participate and help chart the future of Angel,” said Neal Harmon, co-founder and CEO of Angel. “Together, we’re reshaping the entertainment landscape by empowering audiences to champion, support, and improve the stories they want to see make the world a better place. Thank you for being part of the movement to tell stories that amplify light.”

Special Meeting to Approve Business Combination

The Special meeting will be held at 10:00 am E.T. on Friday, September 5, 2025, virtually via live webcast at https://www.cstproxy.com/angel/2025. Stockholders of record as of the close of business on August 1, 2025 (the "Record Date") will be entitled to vote on the proposed transaction. A Proxy Statement describing the proposals to be presented at the meeting have been filed with the SEC and have been emailed and/or mailed to stockholders of record as of the Record Date.

YOUR VOTE IS VERY IMPORTANT. Angel stockholders are urged to read the proxy materials. Angel’s Board of Directors and management recommends that stockholders vote “FOR” ALL PROPOSALS included in the Proxy Statement in advance of the Special Meeting.

The Special Meeting represents a necessary next step for Angel as the Company moves closer to its anticipated listing of the combined company Class A common stock on a U.S. Listing Exchange under the ticker symbol “ANGX.” If approved, the transaction is anticipated to close shortly thereafter with trading to begin following the completion of the merger and exchange listing requirements.

Business Combination Background

Angel began the process of the proposed merger with Southport in Q3 2024 and has since:

●	Substantially grown its Guild membership, from 222,000 to approximately 1.5 million paying members across more than 180 different countries
●	Generated $87.4 million in revenue for Q2 2025, compared to $15.3 million in Q2 2024, including $39.4 million attributed to Angel Guild Memberships
●	Raised $47.2 million in the first half of 2025 to fuel and support the company’s mission
●	Increased Angel App installs to 70.5 million as of June 30, 2025
●	Bolstered its leadership team with the appointment of Robert C. Gay to the board of directors, and hiring of public company veterans Scott Klossner, CFO and Glen Nickle, CLO.

Upon closing–subject to stockholder approval and customary closing conditions–each share of Angel Class A and Class C common stock will convert to the combined company Class A common stock. All Class B and Class F common stock will convert into shares of combined company Class B common stock. Following the completion of the Business Combination, the Class A common stock will be publicly traded under the ticker symbol “ANGX.” The Class B common stock will remain privately held and carry enhanced voting rights.

The combined company will be positioned to accelerate Angel’s mission of empowering audiences to support stories that amplify light, while gaining access to public markets and broader capital resources.

Additional details, including the business combination agreement and Angel’s investor presentation, are available on the SEC’s website at www.sec.gov.

Advisors

Roth Capital Partners and Lake Street are serving as capital markets advisors to Angel. Oppenheimer & Co. is serving as financial and capital markets advisor to Southport. Mayer Brown LLP is acting as legal advisor to Angel, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor to Southport.

About Angel Studios, Inc.

Angel Studios is a values-based distribution company for stories that amplify light to mainstream audiences. Through the Angel Guild, approximately 1,500,000 paying members from more than 180 different countries help decide what film and television projects the studio will market and distribute, and support the filmmakers who create films and series that amplify light. For more information please visit www.angel.com.

About Southport Acquisition Corporation

Southport is a blank check company formed in Delaware on April 13, 2021. Southport was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Southport is led by Chairman Jared Stone and Chief Executive Officer Jeb Spencer.

Additional Information and Where to Find It

In connection with the proposed business combination transaction between Southport and Angel Studios, Southport filed the Registration Statement with the SEC, which includes a definitive prospectus and joint proxy statement of Southport and Angel Studios, referred to as a joint proxy statement/prospectus. The Registration Statement was declared effective on July 22, 2025. The definitive joint proxy statement/prospectus and other relevant documents will be emailed and/or mailed to stockholders, as of the Record Date for the Special Meeting. Southport and Angel Studios will also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the Registration Statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Southport and Angel Studios (when available) through the website maintained by the SEC at http://www.sec.gov. The documents filed by Southport with the SEC also may be obtained free of charge upon written request to 268 Post Road Suite 200, Fairfield, CT 06824. The documents filed by Angel Studios with the SEC also may be obtained free of charge on Angel Studios’ website at https://www.angel.com/legal/sec-filings or upon written request to 295 W Center Street, Provo, UT 84601.

Participants in Solicitation

Southport, Angel Studios and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Southport, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Southport’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, which was filed with the SEC on April 15, 2025, under the headings “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence.” To the extent holdings of Southport common stock by the directors and executive officers of Southport have changed from the amounts of Southport common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of Angel Studios, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Angel Studios’ Form 10-K for its fiscal year ended December 31, 2024, which was filed with the SEC on March 28, 2025, under the headings “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Directors Executive Officers and Corporate Governance,” “Executive Compensation,” and “Certain Relationships and Related Transactions, and Director Independence.” To the extent holdings of Angel Studios common stock by the directors and executive officers of Angel Studios have changed from the amounts of Angel Studios common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Southport or Angel Studios using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Angel Studios and Southport. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of the combined company’s securities, (ii) the risk that the proposed transaction may not be completed by Southport’s business combination deadline and the potential failure to obtain an extension of the business combination deadline, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of Southport and Angel Studios, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the transaction on Angel Studios’ business relationships, operating results, and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of Angel Studios or diverts management’s attention from Angel Studios’ ongoing business operations and potential difficulties in Angel Studios employee retention as a result of the announcement and consummation of the proposed transaction, (viii) the outcome of any legal proceedings that may be instituted against Angel Studios or against Southport related to the Merger Agreement or the proposed transaction, (ix) the ability to list the combined company’s securities on a national securities exchange in connection with the transaction, (x) the price of Southport’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Southport plans to operate or Angel Studios operates, variations in operating performance across competitors, changes in laws and regulations affecting Southport’s or Angel Studios’ business, and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xii) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, (xiii) the evolution of the markets in which Angel Studios competes, (xiv) the costs related to the proposed transaction, (xv) Angel Studios’ expectations regarding its market opportunities, (xvi) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict and the war in the Middle East, and (xvii) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Angel Studios operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Southport’s and Angel Studios’ annual reports on Form 10-K, respectively, and quarterly reports on Form 10-Q, the Registration Statement, including those under “Risk Factors” therein, and other documents filed by Southport and Angel Studios from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Angel Studios and Southport assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Angel Studios nor Southport gives any assurance that either Angel Studios or Southport, or the combined company, will achieve its expectations.

Investor Relations Contact:

Shannon Devine

MZ Group North America

Angel@mzgroup.us